Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2010

Itron, Inc. Domestic Subsidiaries	State of Incorporation
Itron, International, Inc.	Delaware
Itron US Gas LLC	Delaware
Itron Brazil I, LLC	Washington
Itron Brazil II, LLC	Washington

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Argentina SA	Argentina
Itron-Australasia Pty Limited	Australia
Itron Australasia Holdings Pty Limited	Australia
Itron Australasia Technologies Pty Limited	Australia
Actaris Pty Ltd	Australia
Itron Austria GmbH	Austria
Itron Holding Belgium SPRL	Belgium
Itron Management Services SA	Belgium
Contigea SA	Belgium
Itron Sistemas e Tecnologia Ltda	Brazil
Itron Soluções para Energia e Àgua Ltda.	Brazil
Itron China Gas Holding Co. Ltd. (J.V. Majority)	British Virgin Islands
Itron Canada, Inc.	Canada
Compañía Chilena de Medición SA	Chile
Itron Metering Systems (Chongqing) Co., Ltd. (J.V. Majority)	China
Itron Metering Systems (Suzhou) Co., Ltd.	China
Itron Czech Republic s.r.o.	Czech Republic
Actaris Maleteknik A/S	Denmark
Itron S.A.S.	France
Itron France	France
Itron Holding France	France
Itron Holding Germany GmbH	Germany
Itron GmbH	Germany
Itron Zähler & Systemtechnik GmbH	Germany
Itron ZSO Beteiligungs GmbH	Germany
Itron Unterstutzungskasse GmbH	Germany
Allmess GmbH	Germany
Heliowatt Unterstutzungseinrichtung GmbH	Germany
JB Rombach Anlagenbau GmbH	Germany
SEWA GmbH	Germany
Thielmann Energietechnik GmbH	Germany
Itron Holding Hungary	Hungary
Ganz Meter Company Ltd.	Hungary
Itron India Private Limited	India
CG Actaris Electricity Management Private Limited (J.V. Majority)	India
PT Mecoindo	Indonesia
Itron Italia SpA	Italy
Itron Metering Solutions Luxembourg SARL	Luxembourg
Itron Luxembourg SARL	Luxembourg
Itron Financial Services Company SARL	Luxembourg
Itron Distribucion, S.A. de C.V.	Mexico

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Servicios, S.A. de C.V.	Mexico
Actaris Distribución México S.A. de C.V.	Mexico
Actaris Servicios México S.A. de C.V.	Mexico
Inal-Industria Nacional de Precisão Limitada (J.V.)	Mozambique
Itron B.V.	Netherlands
Itron Nederland BV	Netherlands
Itron Polska SP ZOO	Poland
Itron Portugal SA	Portugal
Itron Contadores de Àgua Lda	Portugal
Itron Contadores de Gás Lda	Portugal
Itron Imobiliaria S.A.	Portugal
Itron Sistemas de Medição Lda	Portugal
Ricont - Empresa de Reparação e Instalação de Contadores, Lda	Portugal
Itron Middle East LLC	Qatar
Itron Measurement and Systems (Proprietary) Limited	Republic of South Africa
Itron Metering Solutions South Africa (Proprietary) Limited (J.V. Majority)	Republic of South Africa
Itron LLC	Russia
Arabian Metering Company	Saudi Arabia
Itron Metering Systems Singapore Pte Ltd.	Singapore
Itron Soluciones de Medida España SL	Spain
Itron Holdings Spain SLU	Spain
Itron Sweden AB	Sweden
Itron Switzerland S.A.	Switzerland
Itron Taiwan Inc.	Taiwan
Itron Ukraine	Ukraine
Itron Ukrgas Meters Company (J.V. Majority)	Ukraine
Itron Limited	United Kingdom
Actaris Development UK II Ltd.	United Kingdom
Actaris Development UK Ltd.	United Kingdom
Itron Metering Solutions UK Ltd.	United Kingdom
Itron Development UK Ltd.	United Kingdom